EXHIBIT 99.1
SYMBOL TECHNOLOGIES REPORTS $0.07 EARNINGS PER SHARE FOR
THIRD-QUARTER 2005
Worldwide Revenue Slightly Above Expectations; Normalized Gross Margin
Improves 270 Basis Points and Normalized Operating Margin Up 420 Basis Points
$170 Million Operating Expense Target Achieved One Quarter Early, New
Target of $160 Million by Second-Quarter 2006
Teleconference 5:30 p.m. (ET) Today to Discuss Third-Quarter 2005 Results,
Dial 866-770-7051
     HOLTSVILLE, N.Y. — November 2 — Symbol Technologies, Inc. (NYSE:SBL), The Enterprise Mobility Company, today announced revenue of $441.5 million and net income of $16.7 million or $0.07 earnings per share for the third quarter, ended September 30, 2005. The Company has improved its operating performance and achieved its previously announced $170 million operating expense target one quarter ahead of schedule. Symbol has set a new operating expense target of $160 million for the second quarter of 2006.
     “Our overall quarterly results showed significant improvement in earnings as compared with second-quarter 2005. Our restructuring program has successfully realized cost savings ahead of schedule, and has enabled Symbol to realign resources on technology innovation and expanding market coverage,” said Sal Iannuzzi, Symbol chief financial officer and interim president and chief executive officer. “The momentum of these initiatives, coupled with customer wins in retail and non-retail markets and new product introductions, gives us confidence in our ability to achieve our goal of a double-digit operating margin by the second half of 2006.”
Third-Quarter 2005 Highlights
—Revenue was $441.5 million, compared with $429.2 million for third-quarter 2004, and $427.8 million for second-quarter 2005. Revenue includes $9.3 million associated with the conversion of certain resellers from cash-basis accounting to accrual-basis accounting following a review of customer accounts, and in accordance with standard accounting practices.
—Product revenue was $371.4 million. Exclusive of the aforementioned $9.3 million, product revenue was $362.1 million versus $353.9 million in third-quarter 2004, and $355.7 million for second-quarter 2005. Service revenue was $70.1 million versus $75.3 million in third-quarter 2004, and $72.1 million for second-quarter 2005.
—Gross profit margins of 45.1 percent include the treatment of cash-basis resellers, restructuring and impairment charges. Exclusive of these items, gross margins were 45.4 percent, compared with 42.7 percent in second-quarter 2005. The sequential increase in margins was attributable to cost savings associated with the Company’s focus on improving operational efficiencies in manufacturing and service.
—Operating expenses of $169.7 million include restructuring and impairment charges and a benefit of legal settlements totaling a net benefit of $0.5 million. Exclusive of such items, operating expenses were $170.2 million. The Company achieved its previously announced $170 million target one quarter ahead of schedule.
— Normalized operating margins were 6.0 percent, compared with 1.8 percent in second-quarter 2005.
—The ending cash balance as of September 30, 2005, was $155.8 million, compared with $136.2 million as of June 30, 2005, representing an increase of $19.6 million. The sequential increase in cash is primarily attributable to $41.5 million generated from operations, offset by $12 million in capital investments and $18.2 million in debt repayment.

Nine-Month Summary
     Revenue for the first nine months of 2005 was $1,326.7 million, compared with revenue of $1,281.6 million for the first nine months of 2004. Net income for the first nine months of 2005 was $8.3 million or $0.03 per share, versus net income of $53.4 million or $0.22 per share for the same period in 2004.
Fourth-Quarter 2005 Outlook
     The Company expects fourth-quarter 2005 revenue and gross margin to be approximately flat compared with third-quarter 2005 revenue of $432 million and gross margin of 45.4 percent, excluding pre-tax restructuring and asset impairment charges and other items. Operating expenses are expected to be in the range of $168 - $170 million. Earnings per share in the fourth quarter of 2005 are expected to be in the range of $0.06-$0.08.
$160 Million Operating Expense Target by Second-Quarter 2006
—The Company’s ongoing restructuring program has identified further cost saving opportunities of approximately $15 million, two-thirds of which are associated with general and administrative functions, and one-third of which are associated with manufacturing efficiencies. In addition to these savings, the Company intends to use the anticipated elimination of nearly all legal expenses associated with the defense of prior management to offset anticipated increases in employee compensation expenses.
—The total quarterly savings as a result of the Company’s ongoing restructuring program will now be approximately $30 million, and will be realized by the second quarter of 2006. This compares with the original quarterly savings expectation of approximately $15 million by the end of 2005.

—The total cost of the restructuring program will be in the range of $75 to $95 million, as previously provided on June 28, 2005, approximately two-thirds of which will consist of cash charges and one-third of which will consist of non-cash charges.
Teleconference Information:
Investors are invited to listen to Symbol’s conference call discussing the Company’s financial results for the third quarter of 2005. The conference call will be held at 5:30 p.m. (ET) Eastern Time today. To listen to the call, visit the Company’s Web site at www.symbol.com/investor or dial 866-770-7051 (domestic) and 617-213-8064 (international) at least 10 minutes prior to commencement of the call.
Web cast Information:
To listen to a live audio cast (listen only), access http://www.symbol.com/investor and click on the link next to the microphone icon.
Replay Information: An audio replay will be available on the Company’s Web site on a 24-hour non-stop basis within two hours of the conclusion of the call. An audio replay of the teleconference will be available from 7:30 p.m. (ET) Wednesday, November 2, through midnight, November 30, by calling toll-free 888-286-8010 (domestic) and 617-801-6888 (international), and entering access code 27610926.
Non-GAAP Financial Measures
     In addition to including results of operations data under accounting principles generally accepted in the United States of America (U.S. GAAP), Symbol Technologies disclosed adjusted results of operations data for the second and third quarters of 2005 and the third quarter of 2004, including the effects of the restructuring and certain other items, which the Securities and Exchange Commission defines as “non-GAAP financial measures.” These non-GAAP financial measures should not be considered in isolation or as an alternative to results of operations data or any other measure of performance derived in accordance to U.S. GAAP. However, these non-GAAP financial measures are presented because Symbol believes they provide useful supplemental information for management and investors and allow them to perform meaningful comparisons for the Company’s past and present results. For a reconciliation of these non-GAAP measures, see the table below with the heading “Non-GAAP Financial Measures.”
About Symbol Technologies
 Symbol Technologies, Inc., The Enterprise Mobility Company™, is a recognized worldwide leader in enterprise mobility, delivering products and solutions that capture, move and manage information in real time to and from the point of business activity. Symbol enterprise mobility solutions integrate advanced data capture products, radio frequency identification technology, mobile computing platforms, wireless infrastructure, mobility software and world-class services programs under the Symbol Enterprise Mobility Services brand. Symbol enterprise mobility products and solutions are proven to increase workforce productivity, reduce operating costs, drive operational efficiencies and realize competitive advantages for the world’s leading companies. More information is available at www.symbol.com.
This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include price and product competition, dependence on new product development, reliance on major customers, customer demand for our products and services, control of costs and expenses, international growth, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Symbol with the Securities and Exchange Commission. Symbol disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
# # #
For Symbol Technologies:
For media information:
Patricia Hall
Symbol Technologies, Inc.
631.738.5636
patricia.hall@symbol.com
For financial information:
Lori Chaitman
Symbol Technologies, Inc.
631.738.5050
lori.chaitman@symbol.com

Nancy Coco
Symbol Technologies, Inc.
631.738.4104
nancy.coco@symbol.com

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Statement of Operations (Unaudited)

	Three Months Ended *
($ Millions, except per share data)	September 30, 2005	June 30, 2005	September 30, 2004
Product revenue	$371.4	$355.7	$353.9
Services revenue	70.1	72.1	75.3

Net revenue	441.5	427.8	429.2

Cost of revenue	240.1	245.0	226.1
Restructuring & asset impairment	2.3	15.1	2.3

Total cost of revenue	242.4	260.1	228.4

Gross profit	199.1	167.6	200.7

Operating expenses:
Engineering	38.8	39.6	42.6
S,G&A	131.5	135.5	125.1
IPR&D write off	—	—	12.8
Restructuring & asset impairment	4.9	27.7	4.0
Net recovery from legal settlements	(5.5)	(7.1)	(12.4)

Total operating expenses	169.7	195.7	172.1

Earnings / (loss) from operations	29.4	(28.0)	28.7
Other expense, net	(12.2)	(1.0)	—

Earnings / (loss) before taxes	17.3	(29.0)	28.7

Provision for income taxes	0.6	1.5	10.9

Net earnings / (loss)	$16.7	$(30.5)	$17.8

Earnings / (loss) per share	$0.07	$(0.12)	$0.07
Weighted average diluted shares outstanding (M)	250.4	249.6	241.4

PERCENTAGE OF REVENUE
Net revenue	100.0%	100.0%	100.0%
Cost of revenue	54.4%	57.3%	52.7%
Restructuring & asset impairment	0.5%	3.5%	0.5%

Total cost of revenue	54.9%	60.8%	53.2%

Gross profit	45.1%	39.2%	46.8%

Operating expenses:
Engineering	8.8%	9.3%	9.9%
S,G&A	29.8%	31.7%	29.2%
IPR&D write off	0.0%	0.0%	3.0%
Restructuring & asset impairment	1.1%	6.5%	0.9%
Net recovery from legal settlements	(1.2)%	(1.7)%	(2.9)%

Total operating expenses	38.4%	45.7%	40.1%

Earnings / (loss) from operations	6.7%	(6.6)%	6.7%
Other expense, net	(2.8)%	(0.2)%	0.0%

Earnings / (loss) before taxes	3.9%	(6.8)%	6.7%

Provision for income taxes	0.1%	0.3%	2.5%

Net earnings / (loss)	3.8%	(7.1)%	4.1%

*   Certain numbers may differ slightly due to rounding

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Statement of Operations (Unaudited)

	Nine Months Ended *
($ Millions, except per share data)	September 30, 2005	September 30, 2004
Product revenue	$1,111.3	$1,058.7
Services revenue	215.4	222.9

Net revenue	1,326.7	1,281.6

Cost of revenue	736.3	685.4
Restructuring & asset impairment	18.1	4.9

Total cost of revenue	754.4	690.3

Gross profit	572.3	591.3

Operating expenses:
Engineering	120.7	126.4
S,G&A	406.0	367.3
IPR&D write off	—	12.8
Restructuring & asset impairment	32.5	4.5
Net recovery from legal settlements	(12.6)	(21.4)

Total operating expenses	546.6	489.5

Earnings from operations	25.7	101.8
Other expense, net	(19.7)	(6.9)

Earnings before taxes	6.0	94.9

(Benefit from) provision for income taxes	(2.3)	41.5

Net earnings	$8.3	$53.4

Earnings per share	$0.03	$0.22
Weighted average diluted shares outstanding (M)	251.2	239.5

PERCENTAGE OF REVENUE
Net revenue	100.0%	100.0%
Cost of revenue	55.5%	53.5%
Restructuring & asset impairment	1.4%	0.4%

Total cost of revenue	56.9%	53.9%

Gross profit	43.1%	46.1%

Operating expenses:
Engineering	9.1%	9.9%
S,G&A	30.6%	28.7%
IPR&D write off	0.0%	1.0%
Restructuring & asset impairment	2.4%	0.3%
Net recovery from legal settlements	(0.9)%	(1.7)%

Total operating expenses	41.2%	38.2%

Earnings from operations	1.9%	7.9%
Other expense, net	(1.5)%	(0.5)%

Earnings before taxes	0.5%	7.4%

(Benefit from) provision for income taxes	(0.2)%	3.2%

Net earnings	0.6%	4.2%

*   Certain numbers may differ slightly due to rounding

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Statement of Operations (Unaudited)
Non-GAAP Financial Measures

	Three Months Ended *				Three Months Ended *
	September 30, 2005				September 30, 2004
				Excluding				Excluding
		Restructuring & Other		Restructuring & Other		Restructuring & Other		Restructuring & Other
($ Millions, except per share data)	As Reported	Items		Items	As Reported	Items		Items
Product revenue	$371.4	$(9.3	)(a)	$362.1	$353.9	$—		$353.9
Services revenue	70.1	—		70.1	75.3	—		75.3

Net revenue	441.5	(9.3)		432.2	429.2	—		429.2

Cost of revenue	240.1	(4.3	)(a)	235.8	226.1			226.1
Restructuring & asset impairment	2.3	(2.3)		—	2.3	(2.3)		—

Total cost of revenue	242.4	(6.6)		235.8	228.4	(2.3)		226.1

Gross profit	199.1	(2.8)		196.4	200.7	2.3		203.0

Operating expenses:
Engineering	38.8	—		38.8	42.6	—		42.6
S,G&A	131.5	—		131.5	125.1	—		125.1
IPR&D write off	—	—		—	12.8	(12.8	)(d)	—
Restructuring & asset impairment	4.9	(4.9)		—	4.0	(4.0)		—
Net recovery from legal settlements	(5.5)	5.5	(b)	—	(12.4)	12.4	(e)	—

Total operating expenses	169.7	0.6		170.2	172.1	(4.4)		167.7

Earnings from operations	29.4	(3.3)		26.1	28.7	6.7		35.3
Other expense, net	(12.2)	10.6	(c)	(1.5)	—	—		—

Earnings before taxes	17.3	7.3		24.6	28.7	6.7		35.3

Provision for income taxes	0.6	6.9		7.5	10.9	(2.2)		8.7

Net earnings	$16.7	$0.4		$17.1	$17.8	$8.9		$26.7

Earnings / (loss) per share	$0.07	$0.00		$0.07	$0.07	$0.04		$0.11
Weighted average diluted shares outstanding (M)	250.4	250.4		250.4	241.4	241.4		241.4

PERCENTAGE OF REVENUE
Net revenue	100.0%			100.0%	100.0%			100.0%
Cost of revenue	54.4%			54.6%	52.7%			52.7%
Restructuring & asset impairment	0.5%			0.0%	0.5%			0.0%

Total cost of revenue	54.9%			54.6%	53.2%			52.7%

Gross profit	45.1%			45.4%	46.8%			47.3%

Operating expenses:
Engineering	8.8%			9.0%	9.9%			9.9%
S,G&A	29.8%			30.4%	29.2%			29.2%
IPR&D write off	0.0%			0.0%	3.0%			0.0%
Restructuring & asset impairment	1.1%			0.0%	0.9%			0.0%
Net recovery from legal settlements	(1.2)%			0.0%	(2.9)%			0.0%

Total operating expenses	38.4%			39.4%	40.1%			39.1%

Earnings from operations	6.7%			6.0%	6.7%			8.2%
Other expense, net	(2.8)%			(0.4)%	0.0%			0.0%

Earnings before taxes	3.9%			5.7%	6.7%			8.2%

Provision for income taxes	0.1%			1.7%	2.5%			2.0%

Net earnings	3.8%			4.0%	4.1%			6.2%

*   Certain numbers may differ slightly due to rounding
Notes:
(a)	Impact for converting certain resellers from cash-basis accounting to accrual-basis accounting.

(b)	Net recovery from PwC of $14.7M offset by adjustment to class action settlement shares of $9.2M.

(c)	Cisco SAILS termination.

(d)	Write off of In-Process Research and Development related to the Matrics acquisition.

(e)	Reimbursements associated with the class action settlement.

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Statement of Operations (Unaudited)
Non-GAAP Financial Measures

	Three Months Ended *
	June 30, 2005
			Excluding
		Restructuring &	Restructuring & Other
($ Millions, except per share data)	As Reported	Other Items	Items

Product revenue	$355.7	$—	$355.7
Services revenue	72.1	—	72.1

Net revenue	427.8	—	427.8

Cost of revenue	260.1	(15.1)	(a) 245.0

Gross profit	167.6	15.1	182.8
Operating expenses:
Engineering	39.6	—	39.6
S,G&A	135.5	—	135.5
Restructuring & asset impairment	27.7	(27.7)	—
Recovery from legal settlements	(7.1)	7.1	—

Total operating expenses	195.7	(20.6)	175.1

(Loss) / earnings from operations	(28.0)	35.7	7.7
Other expense, net	(1.0)	—	(1.0)

(Loss) / earnings before taxes	(29.0)	35.7	6.7

Provision for income taxes	1.5	0.6	2.1

Net (loss) / earnings	$(30.5)	$35.1	$4.6

(Loss) / Earnings per share	$(0.12)	$0.14	$0.02
Weighted average diluted shares outstanding (M)	249.6	249.6	249.6

PERCENTAGE OF REVENUE
Net revenue	100.0%		100.0%
Cost of revenue	60.8%		57.3%

Gross profit	39.2%		42.7%
Operating expenses:
Engineering	9.3%		9.3%
S,G&A	31.7%		31.7%
Restructuring & asset impairment	6.5%		—
Recovery from legal settlements	(1.7)%		—

Total operating expenses	45.7%		40.9%

(Loss) / earnings from operations	(6.6)%		1.8%
Other expense, net	(0.2)%		(0.2)%

(Loss) / earnings before taxes	(6.8)%		1.6%

Provision for income taxes	0.3%		0.5%

Net (loss) / earnings	(7.1)%		1.1%

* Certain numbers may differ slightly due to rounding

(a)	Excluding the $15.1M restructuring charge to COS, inventory turns would be 5.7 versus 6.0 (as reported).

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Balance Sheet Trend

	Balance Sheet at *
($ Millions)	September 30, 2005 (b)	June 30, 2005 (b)	December 31, 2004
ASSETS
Cash and cash equivalents	$155.8	$136.2	$217.6
Accounts receivable, net (a)	190.7	192.4	164.2
Inventories, net	166.0	172.8	207.3
Deferred income taxes	126.5	136.8	179.8
Other current assets	27.8	108.8	24.3

Total current assets	666.9	747.0	793.3

Property, plant & equipment, net	246.7	250.1	241.5
Intangible and other assets, net	892.4	873.0	946.1

Total assets	$1,805.9	$1,870.1	$1,980.9

LIABILITIES & STOCKHOLDERS’ EQUITY
Accounts payable & accrued expenses (a)	$362.4	$455.5	$475.4
Current portion of debt	72.9	159.8	118.1
Income taxes payable	8.2	8.6	20.1
Deferred revenue	55.4	49.9	43.7

Total current liabilities	499.0	673.7	657.3

Debt, less current maturities	55.6	66.7	176.1
Other liabilities and deferred revenue	70.0	63.6	75.0

Total stockholders’ equity	1,181.3	1,066.1	1,072.5

Total liabilities and stockholders’ equity	$1,805.9	$1,870.1	$1,980.9

Financial ratios:	September 30, 2005 (b)	June 30, 2005 (b)	December 31, 2004
Days sales outstanding	39	41	33
Inventory turnover	5.8	6.0	4.5
Working capital % of revenue	9.5%	4.3%	7.5%
Return on assets	3.6%	(6.4)%	5.9%
Return on equity	5.9%	(11.3)%	10.9%

* Certain numbers may differ slightly due to rounding

Notes:

(a)	Certain reclassifications were made to previously disclosed amounts to conform to current presentations. The balance sheet above includes a reclassification to reflect net credit customer account receivable balances as a component of accounts payable and accrued expenses and not as a reduction of accounts receivable as was reflected in previous filings.

(b)	Unaudited.

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Cash Flow Trend (Unaudited)

	Three Months Ended *
($ Millions)	September 30, 2005	June 30, 2005	September 30, 2004
Cash Flows from Operating Activities
Net earnings / (loss)	$16.7	$(30.5)	$17.8
Depreciation & amortization	17.1	18.4	17.5
Other, net	9.6	17.9	60.6

Changes in Assets & Liabilities
Accounts receivable	—	(22.3)	8.7
Inventories	4.3	(3.8)	(12.1)
Accounts payable & accrued expenses	(4.7)	(30.8)	4.6
Other, net	(1.5)	23.6	4.8

Net Cash provided by / (used in) Operating Activities	41.5	(27.6)	102.0

Cash Flows from Investing Activities
Expenditures for PP&E	(12.0)	(27.0)	(30.2)
Other, net	(1.4)	(2.5)	(235.8)

Net Cash used in Investing Activities	(13.4)	(29.5)	(266.0)

Cash Flows from Financing Activities
Net changes in debt	(18.2)	(17.9)	243.3
Other, net	9.9	(7.1)	8.6

Net Cash (used in) / provided by Financing Activities (inc. FX)	(8.4)	(25.0)	251.8

Net Change in Cash	19.7	(82.1)	87.8

Beginning Cash Balance	136.2	218.2	143.7

Ending Cash Balance	$155.8	$136.2	$231.5

*   Certain numbers may differ slightly due to rounding